EXHIBIT 10.8

HERBALIFE 2001 EXECUTIVE RETENTION PLAN

EFFECTIVE MARCH 15, 2001

PURPOSE

The purpose of this Plan is to provide financial incentives for a select group of management and highly compensated employees of Herbalife International, Inc., a Nevada corporation, Herbalife International of America, Inc., a California corporation, and their subsidiaries, to provide services to the Parent, the Company and their subsidiaries both before and after certain Change in Control events.

ARTICLE 1
DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meaning:

1.1                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5 below, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.2                                 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.3                                 “Board” shall mean the Board of Directors of the Herbalife International, a Nevada corporation.

1.4                                 “Change in Control” shall mean the date upon which the first of the following events occurs:

(a)                                  Any “Person” or “Group” (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder), excluding any Excluded Stockholder, is or becomes the “Beneficial Owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent, the Company, or of any entity resulting from a merger or consolidation involving the Parent or the Company, of more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Parent, the Company or such entity.

(b)                                 The individuals who, as of the time immediately following the election of directors at the Parent’s 2000 Annual Meeting of Stockholders, are members of the Board (the “Existing Directors”), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Parent as determined in the manner prescribed in the Parent’s Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Parent’s stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(c)                                  The consummation of (x) a merger, consolidation or reorganization to which the Parent or the Company is a party, whether or not the Parent or the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Parent or the Company, in one transaction or a series of related transactions, to any Person other than the Parent or the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (c) (singly or collectively, a “Transaction”) does not otherwise result in a “Change in Control” pursuant to subparagraph (a) of this definition of “Change in Control”; provided, however, that no such Transaction shall constitute a “Change in Control” under this subparagraph (c) if the Persons who were the stockholders of the Parent immediately before the consummation of such Transaction are the Beneficial Owners (within the meaning of Rule 13d-3 under the Exchange Act), immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (c) or the Person to whom the assets of the Parent or the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (c), in substantially the same proportions in which such Beneficial Owners held voting stock in the Parent immediately before such Transaction.

(d)                                 The Parent, the Company or any other Employer voluntarily files a petition for bankruptcy under Federal bankruptcy law, or an involuntary bankruptcy petition is filed against the Parent, the Company or any other Employer under Federal bankruptcy law, which involuntary petition is not dismissed within 120 days after the filing.

(e)                                  The Parent, the Company or any other Employer makes a general assignment for the benefit of creditors.

(f)                                    The Parent, the Company or any other Employer seeks or consents to the appointment of a trustee, receiver, liquidator or similar person.

Notwithstanding the foregoing, no transaction described in subparagraphs (a), (b) or (c) shall constitute a “Change in Control” if, in connection with such transaction, the Board terminates the Share Purchase Rights Plan of the Parent (the “Rights Plan”), amends the Rights Plan to exempt such transaction from the application of the Rights Plan, or redeems the rights issued under the Rights Plan. With respect to Sections 1.4(d), (e) and (f) above, if the event described occurs only with respect to one or more Employers (other than the Parent or the Company) and not to the Parent or the Company, such event shall be a “Change in Control” only with respect to the Participants of that Employer or those Employers.

1.5                                 “Claimant” shall have the meaning set forth in Section 11.1 below.

1.6                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.7                                 “Committee” shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article 10 below.

1.8                                 “Company” shall mean Herbalife International of America, Inc., a California corporation.

1.9                                 “Disability” shall mean a period of disability during which a Participant qualifies for benefits under the Participant’s Employer’s long-term disability plan (if the Participant participates in such a plan), or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under the Employer’s long-term disability plan had the Participant been a participant in such a plan (determined in the sole discretion of the Committee), or, if there is no such plan, as determined in the sole discretion of the Committee.

1.10                           “Employer” shall mean the Parent, the Company and/or any of their subsidiaries that have been selected by the Board to participate in the Plan.

1.11                           “Employer Benefit” shall mean the benefit set forth in Section 4.2 below.

1.12                           “Employer Death Benefit Account” shall mean the account described in Section 8.3(a)(iii).

1.13                           “Excluded Stockholder” means (i) the estate of Mark Hughes, (ii) the Mark Hughes Family Trust, a living trust which became irrevocable upon the death of Mark Hughes on May 21,

2000 and/or (iii) any Persons or entities who receive distributions of securities of the Parent from the foregoing estate or trust without the payment of any consideration.

1.14                           “Forfeiture” shall mean a forfeiture of a Participant’s rights to benefits under this Plan as set forth in Section 3.2 below.

1.15                           “Forfeiture Lapse Date” shall mean the date upon which a Participant’s Retention Benefit is no longer subject to forfeiture in accordance with Section 3.1 below.

1.16                           “Insurer” shall mean the insurance company or companies that issue one or more Policies.

1.17                           “Parent” shall mean Herbalife International, Inc., a Nevada corporation.

1.18                           “Participant” shall mean any employee of an Employer (a) who is selected to participate in the Plan, (b) who elects to participate in the Plan, (c) who signs a Plan Agreement and a Beneficiary Designation Form, (d) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, and (e) whose Plan Agreement has not terminated.

1.19                           “Participant’s Account” shall mean an account established in accordance with Section 8.3(a)(i) below.

1.20                           “Person” shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), a domestic or foreign limited liability company, trust, estate, association, corporation, joint venture, unincorporated organization, custodian, governmental or regulatory body, agency or authority, nominee or any other individual or entity in its own or representative capacity.

1.21                           “Plan” shall mean the Herbalife 2001 Executive Retention Plan, which is defined by this instrument and by each Plan Agreement, all as may be amended from time to time.

1.22                           “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.23                           “Plan Year” shall, for the first Plan Year, begin on March 15, 2001, and end on December 31, 2001. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31 of that year.

1.24                           “Policy” or “Policies” shall mean the insurance policy or policies issued in the name of the Trustee in accordance with the terms and conditions of this Plan and each respective Plan Agreement.

1.25                           “Retention Benefit” shall mean the benefit set forth in Section 4.1 below.

1.26                           “Retirement,” “Retires” or “Retired” shall mean a Participant ceasing to be employed by all Employers for any reason other than death or Disability on or after a Participant attains (i) age fifty (50) and the completion of ten (10) Years of Service, (b) age fifty-five (55) and the completion of five (5) Years of Service, or (c) age sixty-five (65), whichever is earliest.

1.27                           “Termination of Employment” shall mean the ceasing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death. A leave of absence which is authorized by the Participant’s Employer shall not be deemed to be a Termination of Employment under this Plan. Notwithstanding the foregoing, no Termination of Employment shall occur merely by reason of the transfer of employment of a Participant from an Employer to any Person in which Parent controls, directly or indirectly, more than forty percent (40%) of the voting power or any subsidiary of the Parent or the Company that is not an Employer (the “Non-Participating Entities”). Rather, such a Participant’s Termination of Employment shall occur on the ceasing of the Participant’s employment with all Non-Participating Entities and all Employers.

1.28                           “Trust” shall mean the trust established pursuant to that certain Trust Agreement, dated as of March 15, 2001, between the Parent and the Trustee, as may be amended from time to time.

1.29                           “Trustee” shall mean the trustee named in the Trust and any successor trustee.

1.30                           “Years of Service” shall mean the total number of years in which a Participant has been employed by or in the service of an Employer. For purposes of this definition only, a year of employment or service shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Participant’s date of hire (or engagement) and that, for any subsequent year, commences on an anniversary of that hiring date.

ARTICLE 2
SELECTION, ENROLLMENT AND ELIGIBILITY

2.1                                 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers. From that group, the Committee shall select, in its sole discretion, employees of the Employers to participate in the Plan.

2.2                                 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected employee shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines are necessary.

2.3                                 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that employee shall commence participation in the Plan on the date specified by the Committee. If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Plan until the completion of those requirements.

ARTICLE 3
FORFEITURE LAPSE; ACCOUNT BALANCE

3.1                                 FORFEITURE LAPSE.

(a)                                  GENERAL RULE. Upon commencement of participation, each Participant has a Retention Benefit, subject to forfeiture as provided in Section 3.2. If a Participant has not Retired, died, suffered a Disability or experienced a Termination of Employment prior to 90 days prior to a Change in Control, the Participant’s Retention Benefit shall no longer be subject to forfeiture six months after the date of the Change in Control (the “Forfeiture Lapse Date”).

(b)                                 EARLY FORFEITURE LAPSE DATE. If at any time on or after 90 days prior to a Change in Control and prior to the Forfeiture Lapse Date a Participant Retires, dies, suffers a Disability or experiences an involuntarily termination of employment with all Employers, the Participant’s (or the Participant’s Beneficiary’s in the event of the Participant’s death) Retention Benefit shall no longer be subject to forfeiture on the later of (i) the date of the Change in Control or (ii) the date of such Retirement, death, Disability or involuntary termination of employment, and such date (rather than six months after the date of the Change in Control) shall be considered the “Forfeiture Lapse Date” for purposes of this Plan.

3.2                                 FORFEITURE. Notwithstanding Section 3.1 above, a Participant shall forfeit any right to benefits under this Plan if he or she:

(a)                                  Retires, dies, suffers a Disability or experiences a Termination of Employment prior to 90 days prior to a Change in Control; or

(b)                                 Voluntarily terminates his or her employment (other than by death, Retirement or Disability) with all of his or her Employers at any time on or after 90 days prior to the date of a Change in Control and prior to six months after the date of the Change in Control.

3.3                                 ACCOUNT BALANCE. Within 60 days of the end of each calendar year quarter (March 31, June 30, September 30, December 31), each Participant shall receive a statement setting forth the balance of his or her Participant’s Account as of the end of such period.

ARTICLE 4
BENEFITS

4.1                                 RETENTION BENEFIT.

(a)                                  ELIGIBILITY. On the Forfeiture Lapse Date, the “Retention Benefit,” described in Section 4.1(b), of the Participant or the Participant’s Beneficiary, as the case may be, the shall no longer be subject to forfeiture.

(b)                                 BENEFIT AND PAYMENT. The “Retention Benefit” shall be a dollar amount that is equal to the Participant’s Account as of any given date, subject to reduction in accordance with Section 4.3 below. The Retention Benefit shall be calculated as of the payment date and shall be paid to the Participant, or his or her Beneficiary, within 90 days of the Forfeiture Lapse Date.

4.2                                 EMPLOYER BENEFIT.

(a)                                  ELIGIBILITY. The Participant’s Employer shall be entitled to a contingent “Employer Benefit,”described in Section 4.2(b) below, if:

(i)                                     A Participant Retires, dies, suffers a Disability or experiences a Termination of Employment prior to 90 days prior to a Change in Control;

(ii)                                  A Participant voluntarily terminates his or her employment (other than by death, Retirement or Disability) with all of his or her Employers at any time on or after 90 days prior to the date of a Change in Control and prior to six months after the date of the Change in Control;

(iii)                               A Participant becomes entitled to a Retention Benefit, but such benefit is reduced pursuant to Section 4.3 below; or

(iv)                              There is a positive balance in the Employer Death Benefit Account.

(b)                                 BENEFIT AND PAYMENT. The “Employer Benefit” shall be a dollar amount that is equal to the Account balance of a Participant who forfeits his or her rights to such Participant’s Retention Benefit, measured as of the date of payment. In the case of 4.2(a)(iii), the Employer Benefit shall be the amount, if any, not paid to the Participant pursuant to Section 4.3. In the case of 4.2(a)(iv), the Employer Benefit shall be an amount equal to the Employer Death Benefit Account. The Employer Benefit shall be paid to the Participant’s Employer within 120 days following the event described in Section 4.2(a) above.

4.3                                 GOLDEN PARACHUTE LIMITATION.

(a)                                  In the event the Company believes that any portion of any payment to be made to a Participant pursuant to this Agreement constitutes an “excess parachute payment” (within the meaning of Code Section 280G(b)(1)), the Company shall notify the Participant and Trustee in writing. If the excise tax imposed under Code Section 4999 on such payments would cause the total payments to which the Participant would otherwise be entitled under this Agreement (after taking into account federal and state income and excise taxes) to be less than what such Participant would have retained (after taking into account federal and state income taxes) had the payments under this Agreement been reduced to the highest pre-tax dollar amount that could be paid to such Participant without any such payments constituting an “excess parachute payment” (the “Maximum Pre-Tax Amount Not Subject to Excise Tax”), then the Participant’s Retention Benefit shall be reduced to the Maximum Pre-Tax Amount Not Subject to Excise Tax, and the difference between the amount that, but for this Section, would have been paid to the Participant and the Maximum Pre-Tax Amount Not Subject to Excise Tax shall become the Employer Benefit. For purposes of the calculations described above, it shall be assumed that a Participant’s tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable, unless the Participant informs the Company otherwise. In the event that the Participant and the Company are unable to agree as to the amount of the reduction described above, if any, Participant shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the relevant Change in Control) by the Company regarding federal income tax matters (the “Determining Firm”), and the Determining Firm shall determine the amount of such reduction, if any. Subject to Section 4.3(b) below, such determination shall be final and binding upon all parties. All costs of such determination shall be borne by the Company.

(b)                                 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that (i) the Maximum Pre-Tax Amount Not Subject to Excise Tax should have been paid and was not (an “Overpayment”), (ii) an amount calculated under Section 4.3(b) as the Maximum Pre-Tax Amount Not Subject to Excise Tax was paid but the Participant should not have received such amount because the total payments to which the Participant would otherwise have been entitled under this Agreement (after taking into account federal and state income and excise taxes) would have been more than what such Participant received (an “Erroneous Amount”), or (iii) the amount paid as the Maximum Pre-Tax Amount Not Subject to Excise Tax was less than the amount that was the actual Maximum Pre-Tax Amount Not Subject to Excise Tax (an “Underpayment”). If it can be determined based upon (a) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (b) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Overpayment has been made, such Overpayment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Overpayment and the Participant shall repay the Overpayment to the Company on demand, together with interest on the Overpayment at the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually from the date of the loan until the date of such repayment; provided however, that no Overpayment shall be treated as a loan unless the IRS agrees to treat such amount as a loan for all tax purposes, including without limitation, the calculation of the excise tax under Code Section 4999. If it can be determined based upon (x) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, (y) an IRS proceeding which has been finally and conclusively resolved, or (z) a redetermination by the Determining Firm or the Company, that an Erroneous Amount or Underpayment has occurred, the Company shall pay an amount equal to the difference between the amount paid and the amount that should have been paid to the Participant within ten (10) calendar days of such determination or resolution, together with interest on such amount at the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Participant pursuant to the terms of this Plan until the date of payment.

4.4                                 WITHHOLDING AND PAYROLL TAXES. The Trustee shall withhold from any and all benefit payments made under this Article 4, all federal, state and local income, employment, excise and other taxes required to be withheld in connection with the payment of benefits hereunder, in amounts to be determined in the sole discretion of the Participant’s Employer.

ARTICLE 5
BENEFICIARY

5.1                                 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

5.2                                 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.

If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee before his or her death.

5.3                                 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

5.4                                 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 5.1, 5.2 and 5.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant’s issue upon the principle of representation, and if there is no such issue, to the executor or personal representative of the Participant’s estate.

5.5                                 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, before a Change in Control, to cause the Trustee to withhold such payments until this matter is resolved to the Committee’s satisfaction.

5.6                                 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 6
TERMINATION, AMENDMENT OR
MODIFICATION OF THE PLAN

6.1                                 TERMINATION, AMENDMENT OR MODIFICATION PRIOR TO ONE YEAR BEFORE CHANGE IN CONTROL. Prior to one year before a Change in Control, each Employer reserves the right to terminate, amend or modify the Plan or any related Plan Agreement, in whole or in part, with respect to Participants whose services are retained by that Employer. Notwithstanding the foregoing, no termination, amendment or modification shall be effective to decrease or reduce a Participant’s potential benefits under this Plan below the balance in his or her Participant’s Account as of the effective date of the termination, amendment or modification, adjusted for investment gains and losses thereon.

6.2                                 TERMINATION, AMENDMENT OR MODIFICATION WITHIN ONE YEAR BEFORE CHANGE IN CONTROL OR FOLLOWING CHANGE IN CONTROL. Within one year before a Change in Control and thereafter, neither the Parent, the Company, any subsidiary of the Parent or the Company nor any corporation, trust or other Person that succeeds to all or any substantial portion of the assets of the Parent or the Company shall have the right to terminate, amend or modify the Plan and/or any Plan Agreement in effect prior to such Change in Control, and all benefits under the Plan and any such Plan Agreement shall thereafter be paid in accordance with the terms of the Plan and such Plan Agreement, as in effect immediately prior to such Change in Control. If the Plan is terminated, amended, or modified within one year before the Change in Control, such termination, amendment or modification shall be considered void as of the date of the termination, amendment or modification. Any provision of this Plan or any Plan Agreement to the contrary shall be construed in accordance with this Section 6.2(a).

6.3                                 TERMINATION OF PLAN AGREEMENT. Absent the earlier termination, modification or amendment of the Plan, or a Participant’s forfeiture of his or her benefits under this Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under Article 4.

ARTICLE 7
OTHER BENEFITS AND AGREEMENTS

7.1                                 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 8
TRUST

8.1                                 ESTABLISHMENT OF THE TRUST; PREMIUMS. The Employers shall establish the Trust and shall at least annually transfer over to the Trust such assets as the Committee determines in its sole and absolute discretion. If directed by the Committee, the Employers shall pay any and all Policy premiums and other costs directly to the Insurer. In addition, if the Trust incurs any tax liability, the Employers shall contribute to the Trust sufficient funds to allow the Trustee to pay any such tax liability.

8.2                                 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and each Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Trustee, Participant and a Participant’s Beneficiary as to the assets of the Trust. The Employers shall at all times remain liable to carry out their obligations under the Plan. The Employers and the Company shall cooperate with each other as is necessary to minimize the Trust’s tax liability.

8.3                                 ACCOUNTS.

(a)                                  The Trustee shall establish and maintain the following separate accounts:

(i)                                     A “Participant’s Account” for each Participant, to which the Employers’ contributions, or a portion thereof, and earnings thereon shall be allocated, and the amount of such Participant’s Account (which can be expressed in dollar terms or as an undivided percentage of the entire Trust corpus) shall be used to calculate the Retention Benefit or the Employer Benefit in accordance with this Plan and the Trust; and

(ii)                                  An “Administrative Account” for the administrative expenses of the Trust to which a portion of the Employers’ contributions and earnings thereon may be allocated to and held, the assets of which are to be used to pay the administrative expenses, including all taxes, of the Trust in accordance with the terms and provisions of this Plan and the Trust.

(iii)                               A “Employer Death Benefit Account” to which shall be allocated the amount described in this subsection. In the event of the death of an insured who is insured by a Policy, the excess of (a) the death benefit received from such Policy over (b) the cash surrender value of such Policy as of the date immediately preceding the death of the insured, shall be allocated to the Employer Death Benefit Account. Such amount shall be distributed as an Employer Benefit pursuant to Section 4.2(b).

(b)                                 Prior to the date that is 90 days prior to a Change in Control, the Committee shall direct the Trustee in writing as to the allocation of the Employers’ contributions, and earnings of the Trust, to the accounts described in Section 8.3(a)(i) & (ii) above as of the end of a calendar year quarter (March 31, June 30, September 30, December 31) as soon as practicable after the end of such calendar year quarter. After a Change in Control, the Trustee shall use the allocation set forth in the last quarterly statement received from the Committee prior to the date that is 90 days prior to a Change in Control, and shall allocate any change in the value of the assets in the Trust among the accounts based on the percentage interest in the assets of the Trust that each account had as of the date of such written statement, based on the fair market value of the assets in the Trust on the date of such written statement.

(c)                                  Each of the accounts described in Section 8.3(a) above shall qualify for and be treated as separate shares under Code Section 663(c).

ARTICLE 9
INSURANCE POLICIES

9.1                                 POLICIES. The Committee may direct the Trustee in writing to acquire one or more Policies in the Trustee’s name. Such direction shall include the Insurer, type of contract and amount. The Trustee shall be the sole and absolute owner and beneficiary of each Policy, with all rights of an owner and beneficiary, including without limitation, the right to surrender Policies for their cash surrender values and to take one or more loans against one or more Policies. Notwithstanding the foregoing, the Trustee shall exercise its ownership rights in each Policy only in accordance with the terms of this Plan, the respective Plan Agreements and the Trust.

9.2                                 DOCUMENTS REQUIRED BY INSURER. The Trustee, the Participant’s Employer and the Participant shall sign such documents and provided such information as may be required from time to time by the Insurer.

ARTICLE 10
ADMINISTRATION

10.1                           COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of persons approved by the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to direct the Trustee prior to a Change in Control with regard to any Plan matter, make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2                           AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

10.3                           BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4                           INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.5                           EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 11
CLAIMS PROCEDURES

11.1                           PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2                           NOTIFICATION OF DECISION. The Committee shall consider a Claimant’s claim within 60 days of receipt of that claim, and shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                              an explanation of the claim review procedure set forth in Section 11.3 below.

11.3                           REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)                                  may review pertinent documents;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

11.4                           DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)                                  such other matters as the Committee deems relevant.

11.5                           LEGAL ACTION. A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any arbitration under Section 11.6 with respect to any claim for benefits under this Plan.

11.6                           ARBITRATION. Any claim or controversy between the parties which the parties are unable to resolve themselves, including any claim arising out of a Participant’s employment or the termination of that employment, and including any claim arising out of, connected with, or related to the formation, interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

(a)                                  In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main Los Angeles office of the American Arbitration Association (“AAA”) or of the Federal Mediation and Conciliation Service. If, within three business days of the parties’ receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

(b)                                 Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in Los Angeles County agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within Los Angeles County shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

(c)                                  In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgement if the matter had been pursued in court litigation. The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

(d)                                 The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

(e)                                  This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

(f)                                    Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

(g)                                 Any arbitration hereunder shall be conducted in accordance with the employment rules and procedures of the AAA then in effect; provided, however, that, in the event of any inconsistency between the rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

(h)                                 If any of the provisions of this Section 11.6 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 11.6, and this Section 11.6 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 11.6 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

ARTICLE 12
MISCELLANEOUS

12.1                           UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. Any and all of an Employer’s assets shall be, and remain, the general, unpledged and unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.2                           EMPLOYER’S LIABILITY. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

12.3                           NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

12.4                           NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be employed in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

12.5                           FURNISHING INFORMATION. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.6                           TERMS. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.7                           CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.8                           GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, without regard to principles of conflict of laws.

12.9                           VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.10                     NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Herbalife International, Inc.

Post Office Box 80210

Los Angeles, CA 90080-0210

Attention: Senior Vice President, Human Resources

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11                     SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant, the Participant’s Beneficiaries, and their permitted successors and assigns.

12.12                     SPOUSE’S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

12.13                     INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.14                     DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes taxable to the Participant prior to the Forfeiture Lapse Date, a Participant may petition the Committee, if prior to a Change in Control, or the Trustee, after a Change in Control, for a distribution of assets sufficient to meet the Participant’s tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Trustee shall distribute to the Participant from the Trust immediately available funds in an amount equal to that Participant’s federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant’s then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.

12.15                     LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Parent and the Company are aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of the Parent or the Company, or of any successor corporation might then cause or attempt to cause the Parent or the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Parent or the Company to institute, or may institute, arbitration or litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Parent, the Company or the Committee has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Parent, the Company or any other person takes any action to declare the Plan or the Trust void or unenforceable or institutes any arbitration, litigation or other legal action designed to deny, diminish or to recover from any Participant or Beneficiary the benefits intended to be provided, including without limitation the assets in the Trust, then the Parent and the Company irrevocably authorize such person to retain counsel of his or her choice at the expense of the Parent and the Company to represent such person in connection with the initiation or defense of any arbitration, litigation or other legal action, whether by or against the Parent, the Company, the Committee, or any director, officer, shareholder or other person affiliated with the Parent, the Company or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF the Parent and the Company have signed this Plan document as of March 15, 2001.

HERBALIFE INTERNATIONAL, INC.,
a Nevada corporation
	By:	/s/ TIMOTHY B. GERRITY
		Its:	EVP-CFO

HERBALIFE INTERNATIONAL OF AMERICA, INC.,
a California corporation

	By:	/s/ JOHN W. PRICE
Its: SVP